UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 18, 2008

(Date of earliest event reported)

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-8672

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Lillehei Plaza

St. Paul, Minnesota 55117

(Address of principal executive offices, including zip code)

(651) 483-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2008, St. Jude Medical, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with a consortium of lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent and Lender, which creates a $360 million unsecured term loan (the “Term Loan”) that the Company fully drew and can use for general corporate purposes or to refinance certain other outstanding borrowings of the Company. Pursuant to the Credit Agreement, the Company may make no more than two requests to borrow up to an additional $440 million in the aggregate, which requests must be accepted by the Lenders, on or before March 1, 2009 (the “Term Loan Increases” and, together with the Term Loan, the “Term Loan Facility”). The Company currently has Lender commitments for an additional $155 million in Term Loan Increases (“the January Funding Amount”) and anticipates making only one additional Term Loan Increase for such amount in January 2009, unless additional Lender commitments are recieved prior to such time, in which case the January Funding Amount may be increased by such additional Lender committments. The Company is required to make principal payments on the Term Loan Facility in the amount of 5% of the original outstanding borrowings (after giving effect to the Term Loan Increases, if any) in each March, June, September and December until the Term Loan Facility matures and is paid in full on December 18, 2011. Borrowings under the Term Loan Facility bear interest, at the Company’s option, at (1) the LIBOR rate plus 2.00% or (2) the base rate (as defined in the Credit Agreement) plus 1.00%, in each case subject to adjustment in the event of a change in the Company’s credit ratings. Borrowings under the Term Loan currently bear interest at the LIBOR rate plus 2.00%, although the Company may, subject to the terms of the Credit Agreement, elect such borrowings to be subject to the base rate plus 1.00%, subject to adjustment in the event of a change in the Company’s credit ratings.

The Credit Agreement contains various operating and financial covenants that are substantially the same as the covenants under the Company’s Multi-Year $1 billion Credit Agreement dated as of December 13, 2006 by and among the Company, Bank of America, N.A., as Administrative Agent, and the lenders party thereto. Among other requirements, the Company must have a leverage ratio (defined as the ratio of funded debt to EBITDA (net earnings before interest, income taxes, depreciation and amortization)) not exceeding 3.0 to 1.0. The Credit Agreement also contains limitations on additional liens or subsidiary indebtedness and limitations on certain acquisitions, mergers, investments and dispositions of assets. In the event that the Company defaults and the default is continuing under the Credit Agreement, the Term Loan Facility may be terminated by the Lenders, and all outstanding principal and interest may become due and payable.

Bank of America, N.A. provides investment banking and financial services to the Company from time to time, and other Lenders may also provide investment banking and other services to the Company from time to time.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 of this Current Report on Form 8-K, on December 18, 2008, the Company entered into the Term Loan Facility. As of December 18, 2008, $360 million had been borrowed under the Term Loan Facility. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 21, 2008, the Company announced the completion of its acquisition of Radi Medical Systems AB for $250 million in cash. A copy of the press release, dated December 21, 2008, announcing the acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 22, 2008, the Company announced the completion of its acquisition of MediGuide Inc. for $283 million in cash. Terms of the transaction provide for the Company to pay $138 million of the purchase price in December 2008, with the balance due in two subsequent payments of $111 million in November 2009 and up to $34 million in April 2010. A copy of the press release, dated December 22, 2008, announcing the acquisition is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Credit Agreement dated as of December 18, 2008 among St. Jude Medical, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent and Lender, and the other Lenders party thereto.

99.1	Press release, dated December 21, 2008, of St. Jude Medical, Inc.

99.2	Press release, dated December 22, 2008, of St. Jude Medical, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary

Date: December 24, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated as of December 18, 2008 among St. Jude Medical, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent and Lender, and the other Lenders party thereto.

99.1	Press release, dated December 21, 2008, of St. Jude Medical, Inc.

99.2	Press release, dated December 22, 2008, of St. Jude Medical, Inc.